LivePerson Announces First Quarter 2022 Financial Results

-- Exceeds high end of guidance on revenue, adjusted EBITDA, and gross profit margin in the first quarter --

-- Raises full-year guidance for adjusted EBITDA and gross profit margin --

-- Expects positive cash flow in the fourth quarter --

NEW YORK, May 9, 2022 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today announced financial results for the first quarter ended March 31, 2022.

First Quarter Highlights

Total revenue was $130.2 million for the first quarter of 2022, an increase of 21% as compared to the same period last year. Within total revenue, business operations revenue for the first quarter of 2022 increased 22% year over year to $121.1 million, and revenue from consumer operations increased 1% year over year to $9.1 million.

LivePerson signed five seven-figure deals and 102 deals in total in the first quarter, comprising 26 new and 76 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 32% in the first quarter to another record high of $645,000, up from approximately $490,000 in the comparable prior-year period.

“LivePerson had a very strong quarter, beating both top and bottom line guidance. We continued to see robust platform usage, with Conversational Cloud volume growing 34% year-over-year for AI based messaging conversations and 27% year-over-year for total messaging conversations. These achievements illustrate strength across the business and are clear proof points of execution on our key strategic priorities, including our profitable growth plan, which we announced at the beginning of the year,” said founder and CEO Robert LoCascio. “These results are a credit to our people, and I am very proud of the talent, commitment and great work of our global team. We are confident that our laser focus on key priorities will help us maintain our industry-leading position and strategically deploy capital to generate stockholder value.”

“Our first quarter results demonstrate progress on our strategy to accelerate profitable growth. Revenue and adjusted EBITDA both exceeded the top end of our guidance, as we began to optimize our cost structure and go-to-market strategy, including realizing post-acquisition cost and revenue synergies. With such strong execution, we are improving our full year 2022 guidance for adjusted EBITDA and gross profit margin, and we expect to see positive cash flow in the fourth quarter of 2022,” added CFO John Collins.

Customer Expansion

During the first quarter, the Company signed contracts with the following new customers:
•A leading American designer and manufacturer of bicycles and related products
•One of the top 5 online travel aggregators in the world
•A government agency in Argentina

•A market-leading BPO provider in APAC
•An up-and-coming Canadian sports betting website

The Company also expanded business with:
•A top 3 home improvement retailer in the world
•One of the 3 largest airlines in the world
•A top 2 telecommunications service provider in Japan
•A major blockchain software technology company
•A top 3 health insurance provider in the U.K.

Net Loss and Adjusted Operating (Loss) Income

Net loss for the first quarter of 2022 was $(65.4) million or $(0.86) per share, as compared to a net loss of $(21.2) million or $(0.31) per share in the first quarter of 2021. Adjusted operating loss, a non-GAAP financial measure, for the first quarter of 2022 was $(24.9) million, as compared to an adjusted operating income of $6.7 million in the first quarter of 2021. Adjusted operating (loss) income excludes amortization of purchased intangibles, stock-based compensation, restructuring costs, other litigation and consulting costs, contingent earn-out adjustments, acquisition costs, interest expense, net, and other income, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the first quarter of 2022 was $(17.6) million as compared to $13.3 million in the first quarter of 2021. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, contingent earn-out adjustments, restructuring costs, depreciation, other litigation and consulting costs, benefit from income taxes, acquisition costs, interest expense, net, and other income, net.

Cash and Cash Equivalents

The Company’s cash balance was $480.7 million at March 31, 2022, as compared to $521.8 million at December 31, 2021.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA, adjusted EBITDA margin, and non-GAAP gross margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, benefit from income taxes, interest income (expense), and other expense (income), which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

With regard to the top line, the Company is reaffirming a 2022 revenue guidance range of $544.8 million to $563.3 million, or 16.0% to 20.0% growth year-over-year. The revenue guidance range for the second quarter is $132.5 million to $135.5 million, or 11.0% to 13.0% growth year-over-year.

With the strong results of the first quarter demonstrating early signs of building leverage in the business and the Company's commitment to execution on its profitable growth strategy, the Company is raising its 2022 adjusted EBITDA guidance to a range of $1.0 million to $10.0 million, or a 0.0% to 2.0% adjusted EBITDA margin, up from prior guidance of $(20.0) million to $0.0 million, or a (3.7)% to 0.0% adjusted EBITDA margin. The Company is guiding for second quarter adjusted EBITDA in a range of $(9.5) million to $(5.5) million or a (7.2)% to (4.1)% adjusted EBITDA margin.

The Company’s detailed financial expectations are as follows:

Second Quarter 2022

Guidance
Revenue (in millions)	$132.5 - $135.5
Revenue growth (year-over-year)	11.0% - 13.0%
Adjusted EBITDA (in millions)	$(9.5) - $(5.5)
Adjusted EBITDA margin (%)	(7.2)% - (4.1)%

Full Year 2022

	Updated Guidance	Previous Guidance
Revenue (in millions)	$544.8 - $563.3	$544.8 - $563.3
Revenue growth (year-over-year)	16.0% - 20.0%	16.0% - 20.0%
Adjusted EBITDA (in millions)	$1.0 - $10.0	$(20.0) - $0.0
Adjusted EBITDA margin (%)	0.0% - 2.0%	(3.7)% - 0.0%

The Company is guiding to non-GAAP gross margin of 70% to 72% for the full year 2022 and the second quarter of 2022.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended
	March 31,
	2022	2021
	(In thousands)
Cost of revenue	$2,131	$1,895
Sales and marketing	6,649	3,782
General and administrative	10,438	2,650
Product development	12,648	6,284
Total	$31,866	$14,611

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows:

	Three Months Ended
	March 31,
	2022	2021
	(In thousands)
Cost of revenue	$4,416	$1,175
Amortization of purchased intangibles	1,841	375
Total	$6,257	$1,550
Supplemental First Quarter 2022 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2022 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its first quarter 2022 financial results during a teleconference today, May 9, 2022. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13729136.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13729136.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson
LivePerson (NASDAQ:LPSN) is a leading Conversational AI company creating digital experiences that are Curiously Human. Every person is unique, and our technology makes it possible for companies to treat their audiences that way at scale. Our customers, including leading brands like HSBC, Orange, and GM Financial, can now meet consumers where they are across social media, messaging, email, voice, and more. Nearly a billion conversational interactions are powered by our Conversational Cloud each month. Out of that comes a uniquely rich data set for AI for brands to build connections that are anything but artificial. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our Conversational AI, please visit liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted EBITDA margin, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs divided by revenue; (iii) adjusted operating (loss) income, or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs; (iv) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software; and (v) non‑GAAP gross profit and non‑GAAP gross margin, or GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented the Reconciliation of Adjusted EBITDA.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally, as we expand into new offerings including AI-assisted healthcare and/or as we expand into direct-to-consumer services; risks related to our operations in Israel and Ukraine, and the civil and political unrest and potential for armed conflict in those regions; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and

Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2022	2021
Revenue	$130,197	$107,891

Costs and expenses:
Cost of revenue	49,567	33,519
Sales and marketing	58,132	36,953
General and administrative	29,735	14,486
Product development	56,072	33,455
Restructuring costs	(23)	2,732
Amortization of purchased intangibles	1,841	375
Total costs and expenses	195,324	121,520

Loss from operations	(65,127)	(13,629)

Other (expense), net
Interest expense, net	(490)	(9,129)
Other income, net	60	712
Total other expense, net	(430)	(8,417)

Loss before benefit from income taxes	(65,557)	(22,046)

Benefit from income taxes	(193)	(851)

Net loss	$(65,364)	$(21,195)

Net loss per share of common stock:
Basic	$(0.86)	$(0.31)
Diluted	$(0.86)	$(0.31)

Weighted-average shares used to compute net loss per share:
Basic	75,812,405	67,901,809
Diluted	75,812,405	67,901,809

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(65,364)	$(21,195)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	31,866	14,611
Depreciation	7,224	6,605
Amortization of purchased intangibles and finance leases	5,316	1,550
Amortization of debt issuance costs	941	609
Accretion of debt discount on convertible senior notes	—	8,118
Allowance for credit losses	1,276	801
Deferred income taxes	218	(1,595)
Changes in operating assets and liabilities:
Accounts receivable	(16,331)	(13,658)
Prepaid expenses and other current assets	(9,344)	(5,822)
Contract acquisition costs noncurrent	(2,793)	(436)
Other assets	(159)	47
Accounts payable	8,023	(1,920)
Accrued expenses and other current liabilities	3,222	17,208
Deferred revenue	13,527	21,642
Operating lease liabilities	(485)	(1,441)
Other liabilities	(9)	105
Net cash (used in) provided by operating activities	(22,872)	25,229

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(13,135)	(10,630)
Investment in joint venture	(2,790)	—
Payments for acquisition, net of cash acquired	(3,236)	—
Purchases of intangible assets	(738)	(807)
Net cash used in investing activities	(19,899)	(11,437)

FINANCING ACTIVITIES:
Principal payments for financing leases	(920)	(859)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	1,921	3,874
Net cash provided by financing activities	1,001	3,015
Effect of foreign exchange rate changes on cash and cash equivalents	600	(2,734)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(41,170)	14,073
Cash, cash equivalents, and restricted cash - beginning of year	523,532	654,152
Cash, cash equivalents, and restricted cash - end of year	$482,362	$668,225

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2022	2021
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(65,364)	$(21,195)
Add/(less):
Amortization of purchased intangibles and finance leases	6,257	1,550
Stock-based compensation	31,866	14,611
Contingent earn-out adjustments	—	132
Restructuring costs (1)	(23)	2,732
Depreciation	7,224	6,605
Other litigation and consulting costs (2)	1,751	1,347
Benefit from income taxes	(193)	(851)
Acquisition costs	419	—
Interest expense, net	490	9,129
Other income, net (3)	(60)	(712)
Adjusted EBITDA (loss)	$(17,633)	$13,348

Reconciliation of Adjusted Operating (Loss) Income:
Loss before benefit from income taxes:	(65,557)	(22,046)
Add/(less):
Amortization of purchased intangibles and finance leases	6,257	1,550
Stock-based compensation	31,866	14,611
Restructuring costs (1)	(23)	2,732
Other litigation and consulting costs (2)	1,751	1,347
Contingent earn-out adjustments	—	132
Acquisition costs	419	—
Interest expense, net	490	9,129
Other income, net (3)	(60)	(712)
Adjusted operating (loss) income	$(24,857)	$6,743
——————————————
(1)Includes severance costs of $2.4 million and other lease restructuring costs of $0.3 million for the three months ended March 31, 2021.
(2)Includes sales tax liability of $0.3 million, litigation costs of $0.7 million, employee benefit cost of $0.2 million and consulting costs of $0.6 million for the three months ended March 31, 2022. Includes litigation costs of $1.2 million and consulting costs of $0.1 million for the three months ended March 31, 2021.
(3)Includes financial (income) expense which is primarily attributable to currency rate fluctuations.

	Three Months Ended
	March 31,
	2022	2021
Calculation of Free Cash Flow:
Net cash (used in) provided by operating activities	$(22,872)	$25,229
Purchases of property and equipment, including capitalized software	(13,135)	(10,630)
Total free cash flow	(36,007)	14,599

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$480,676	$521,846
Accounts receivable, net	108,521	93,804
Prepaid expenses and other current assets	30,114	20,626
Total current assets	619,311	636,276

Operating lease right of use assets	4,085	1,977
Property and equipment, net	131,766	124,726
Contract acquisition costs	42,724	40,675
Intangibles, net	90,182	85,554
Goodwill	305,426	291,215
Deferred tax assets	5,190	5,034
Investment in joint venture	2,790	—
Other assets	2,599	1,199
Total assets	$1,204,073	$1,186,656

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,059	$16,942
Accrued expenses and other current liabilities	106,778	104,297
Deferred revenue	112,323	98,808
Operating lease liability	4,864	3,380
Total current liabilities	250,024	223,427

Deferred revenue, net of current portion	188	54
Convertible senior notes, net	734,586	574,238
Operating lease liability, net of current portion	2,795	2,733
Deferred tax liability	2,422	2,049
Other liabilities	33,712	34,718
Total liabilities	1,023,727	837,219

Commitments and contingencies
Total stockholders’ equity	180,346	349,437
Total liabilities and stockholders’ equity	$1,204,073	$1,186,656

Investor Relations contact

ir-lp@liveperson.com
212-609-4214